United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 15, 2004

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 10, 2004, Fidelity National Financial, Inc. (“FNF”) granted non-qualified stock options to acquire 80,000 shares of its common stock, $0.001 par value per share, at an exercise price of $37.32 per share, to each of Christopher Abbinante and Ronald R. Maudsley. Each of Messrs. Abbinante and Maudsley is an Executive Vice President and Co-Chief Operating Officer of FNF. These stock options were granted pursuant to FNF's Amended and Restated 1998 Stock Incentive Plan.

These stock options have an 8 year term and vest in three equal annual installments, with the first installment vesting on September 10, 2005. In the event of a change of control of FNF, the vesting of these stock options will accelerate and these stock options will become fully exercisable. Each option grant was evidenced by an option agreement substantially in the form attached hereto as Exhibit 99.1. The exercise price of these stock options equals the closing price of one share of FNF common stock on the New York Stock Exchange on September 10, 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Form of Option Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: September 15, 2004	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Form of Option Grant Agreement